UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 29, 2009, Thomas Weisel Partners Group, Inc. (the “Registrant”) issued a press release announcing financial results for its first quarter ended March 31, 2009. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

(b) On April 29, 2009, Registrant announced that Shaugn Stanley, who currently serves as the Registrant’s Chief Financial Officer, will cease serving as the Registrant’s Chief Financial Officer on or about May 20, 2009, the date of the Registrant’s annual meeting.  At that time, Mr. Stanley will remain a Section 16 officer of the Registrant and will become the Registrant’s Chief Administrative Officer, focusing on managing the Registrant’s Information Technology, Operations and Real Estate.

Mr. Stanley will remain as Chief Financial Officer through a transition period that will include the completion of the Registrant’s financial statements and the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

(c) On April 29, 2009, the Registrant announced that Ryan Stroub, who currently is a managing director and serves as the Registrant’s Chief Accounting Officer, will be assuming the role of Chief Finance Officer.

Mr. Stroub, age 40, joined the Registrant in 2006 and has served as the Registrant’s Chief Accounting Officer since 2008.  Prior to joining the Registrant, Mr. Stroub spent seven years with E*TRADE Financial Corporation, serving as Corporate Controller from 2002 to 2005.  Mr. Stroub holds a degree in Business Economics with an accounting emphasis from the University of California at Santa Barbara.

ITEM 7.01	REGULATION FD DISCLOSURE

The Registrant is announcing that during the time period between May 4 and May 20, 2009 it may make presentations to individual institutional investors. A copy of the presentation materials to be utilized during these presentations will be available prior to the initiation of any presentations on the Investor Relations section of the company’s website at www.tweisel.com. These materials will be removed from the website after a period following the conclusion of these presentations.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press release of the Registrant dated April 29, 2009.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the attached Exhibit 99.1 may contain forward-looking statements, which are subject to risks, uncertainties and assumptions about us. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, Thomas Weisel Partners’ ability to implement its strategic initiatives and achieve the expected benefits of the acquisition of Westwind Partners, integrate Westwind Partners’ operations and retain its professionals, as well as competitive, economic, political, and market conditions and fluctuations, government and industry regulation, other risks relating to the acquisition, including the effect of the completion of the transaction on the companies’ business relationships, operating results and business generally and other factors. Some of the other factors are those that are discussed in Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: April 29, 2009	By:	/s/ Mark P. Fisher
Name: Mark P. Fisher
Title: General Counsel

EXHIBIT INDEX

99.1	Press release of the Registrant dated April 29, 2009.